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                                                                    Exhibit 4(a)


                            THE E.W. SCRIPPS COMPANY
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
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1.       Purpose.
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         The Plan shall be known as The E.W. Scripps Company 1994 Non-Employee
         Directors' Stock Option Plan. The purpose of The E.W. Scripps Company 1994 Non-Employee Directors' Stock Option Plan (hereinafter referred to as the "Plan") is to strengthen the alignment of interests between non-employee directors (hereinafter referred to as "Participants") and the shareholders of The E.W. Scripps Company (hereinafter referred to as the "Company") through the increased ownership of shares of the Company's Class A Common Stock.

         The Plan shall be subject to approval by the holders of the Company's Common Voting Stock at the Company's 1995 annual meeting of stockholders.

2.       Limitation on Number of Shares for the Plan.
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         The total number of shares of Class A Common Stock of the Company that may be made subject to options awarded under the Plan shall be 50,000.

3.       Limitation on Amendments to the Plan.
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         The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act, as amended, or the rules under either of the foregoing acts.

4.       Participating.
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         Participation in the Plan shall be limited to all non-employee
         Directors of the Company elected by the holders of the Company's Class A Common Stock.

5.       Nonqualified Options.
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         Directors elected by the holders of the Company's Class A Common Stock shall receive an option for 5,000 shares of Class A Common Stock at the time of their initial election. At the implementation of this Plan, effective December 9, 1994, each director currently in office shall receive an option for 5,000 shares of Class A Common Stock, subject to shareholder approval, as referenced in number I above, at the 1995 annual meeting of stockholders.

         All options granted under the Plan shall be subject to the following terms and conditions.
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         A.      Price.
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                 The price per share deliverable upon the exercise of each
                 option ("exercise price") shall be equal to 100% of the Fair Market Value of the shares on the date the option is granted.

                 The Fair Market Value of a share of Class A Common Stock of the Company shall mean, with respect to the date in question, the average of the highest and lowest officially-quoted selling prices on the New York Stock Exchange.

         B.      Cash Exercise.
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                 Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or in shares of Class A Common Stock previously acquired by the Participant or a combination of cash and shares of Class A Common Stock. The Fair Market Value of shares of Class A Common Stock tendered on exercise of options shall be determined on the date of exercise.

         C.      Cashless Exercise.
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                 Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the option, provided that within five business days of the delivery of such notice the funds to pay for exercise of the option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the shares underlying the option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares underlying the option that have been sold by such broker for the optionee.

         D.      Terms of Options.
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                 The initial stock option award effective on December 9, 1994 shall be exercisable on December 9, 1995. All other stock option awards shall be exercisable on the first anniversary of the director's election.

                 The term of each option shall be ten years from the date it is granted. Shares may be purchased in whole or in part at any time after the option becomes
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               exercisable, subject to a minimum exercise of 100 shares.

6.       Withholding of Taxes.
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         The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the Participant. The Fair Market Value of shares of Class A Common Stock withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of
         Section 16 of the Securities Exchange Act of 1934 (the "Exchange
         Act").

7.       Written Agreement.
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         Each director to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Company.

8.       Transferability.
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         No option granted under the Plan shall be transferable by a director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised only by the optionee or grantee thereof or his guardian or legal representative.

9.       Adjustments.
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         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Company shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by options granted under the Plan, and in the exercise price of outstanding options. In the event of any merger,
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         consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all stock option awards that were granted hereunder and that are outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

10.      Listing and Registration.
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         If the Company determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option granted under the Plan is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part, or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

11.      Duration of Plan.
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         This Plan shall become effective as of December 9, 1994 subject to approval before December 1, 1995 by the affirmative vote of the holders of a majority of the Common Voting Stock of the Company present, or represented, and entitled to vote at a meeting duly held. All options awarded prior to approval of the Plan by such shareholders may not be exercised until such approval is obtained and shall be canceled and forfeited in the event such approval is not obtained. This Plan will terminate on December 8, 2004 but no such termination shall affect the prior rights under this Plan of the Company or of any Participant who has received an option hereunder.

12.      Additional Provisions.
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         A Participant may elect to (i) have shares withheld from a grant or an award made under the Plan or tender shares to the Company in order to satisfy the tax withholding consequences of a grant or an award made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. Section 240.16b-3 (e) (1) (ii) and ending on the twelfth business day following such date.

         Notwithstanding the foregoing, a Participant may elect to have shares withheld on exercise of an option granted under the Plan in order to satisfy tax withholding consequences thereof by providing the Company with a written election to so withhold at least six months in advance of the withholding of shares otherwise issuable upon exercise of such option.